EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-96995, 33-14758, 33-60095, 33-60099) of our report dated May 12, 2005, relating to the financial statements and supplemental schedule of the Hecla Mining Company Capital Accumulation Plan appearing in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2004.

/s/ BDO Seidman, LLP
Spokane, Washington
June 27, 2005

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